Exhibit 10.2

January 21, 2022

Renovare Environmental, Inc.

80 Red Schoolhouse Road, Suite 101

Chestnut Ridge, NY 10977

Attention: Brian C. Essman, Chief Financial Officer

Dear Mr. Essman:

This letter (the “Agreement”) constitutes the agreement between EF Hutton, division of Benchmark Investments, LLC (“EF Hutton” or the “Placement Agent”) and Renovare Environmental, Inc. (the “Company”), that EF Hutton shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed private placement (the “Placement”) of Common Stock of the Company (the “Shares”), par value $0.0001 per share (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants,” the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares” and the Shares, Warrants and Warrant Shares, collectively, the “Securities”). The terms of the Placement shall be mutually agreed upon by the Company, EF Hutton and the purchasers of the Securities (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that EF Hutton would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including, but not limited to, the Purchase Agreement (as hereinafter defined) shall be collectively referred to herein as the “Transaction Documents.” Each date on which there is a closing (each a “Closing”) of the Placement shall be referred to herein as a “Closing Date.” The Company expressly acknowledges and agrees that EF Hutton‘s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a legal or binding commitment by EF Hutton to purchase the Securities or introduce the Company to investors and does not ensure the successful placement of the Securities or any portion thereof or the success of EF Hutton with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by a purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form reasonably acceptable to the Company and EF Hutton. Prior to the signing of the Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

Notwithstanding anything herein to the contrary, in the event EF Hutton determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of EF Hutton to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

Unless otherwise provided, all dollar amount in this Agreement shall be U.S. dollars.

SECTION 1.            COMPENSATION. As compensation for the services provided by EF Hutton hereunder, the Company agrees to pay to EF Hutton:

(A)       A cash fee payable in U.S. dollars equal to seven percent (7.0%) of the gross proceeds received by the Company from Purchasers at each Closing (the “Cash Compensation”). The Cash Compensation shall be paid by wire transfer on the date of each Closing of the Placement from the gross proceeds of the Securities sold.

(B)       The Company also agrees to reimburse EF Hutton at each Closing for all of EF Hutton’s reasonable expenses, including, without limitation, fees and disbursements of EF Hutton’s counsel and all travel and other out-of-pocket expenses, incurred by EF Hutton in connection with the Placement up to $70,000. In the event this Agreement shall terminate prior to the consummation of the Placement, EF Hutton shall be entitled to reimbursement of its actual, out-of-pocket accountable expenses (including legal fees up to a maximum of $10,000) incurred by the Placement Agent in connection with the Placement. Expenses will be reimbursed on the date of the initial Closing or, if there is no Closing, on or prior to the Termination Date.

SECTION 2.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each of the representations and warranties (together with any related disclosures in any disclosure schedules appended thereto) made by the Company to the Purchasers in the Transaction Documents, is hereby incorporated herein by reference (as though fully restated herein) and is, as of the date of this Agreement, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants to the Placement Agent that:

(A)            (i) the Company has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms; and (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not conflict with or result in a breach of (y) the Company’s certificate of incorporation or by-laws or other charter documents or (z) any agreement to which the Company is a party or by which any of its property or assets is bound.

(B)            All disclosure provided by the Company to the Placement Agent regarding the Company, its business and the transactions contemplated hereby, taken together with all filings the Company has made with the Securities and Exchange Commission, is true and correct in all material aspects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each filing made by the Company with the Securities and Exchange Commission since January 19, 2021 did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the best of the Company's knowledge and belief, other than the current capital raising (of which this Agreement forms part), no event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under the applicable laws, rules or regulations, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(C)            The Company has not taken and will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). In effecting the Placement, the Company agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements).

(D)            The Company has the power to submit, and pursuant to Section 9 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive personal jurisdiction of any New York State or United States federal court located in the City of New York, Borough of Manhattan, (each, a “New York Court”). The Company has the power to designate, appoint and authorize, and pursuant to Section 9 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Placement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 9 of this Agreement.

SECTION 3.             REPRESENTATIONS OF EF HUTTON. EF Hutton represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended, (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by EF Hutton, (iv) is and will be a body corporate validly existing under the laws of its place of incorporation; (v) has full power and authority to enter into and perform its obligations under this Agreement, (vi) the Placement Agent has not taken and will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Act; (vii) in effecting the Placement, the Placement Agent agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements), (viii) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of EF Hutton enforceable in accordance with its terms, and (ix) neither the Placement Agent, any person compensated for soliciting investors in the Placement, nor any general partner, managing member, executive officer, director or officer of the Placement Agent participating in the Placement is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2). EF Hutton will immediately notify the Company in writing of any change in its status as such. EF Hutton covenants that it will use its reasonable best efforts to conduct the Transaction hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 4.             INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5.            ENGAGEMENT TERM.

(A)        This Agreement will remain in effect until the earlier of (i) the Closing date of the Placement and (ii) the date a party terminates the engagement according with the terms of the next sentence. The engagement may be terminated by either party on ten (10) days prior written notice to the other party until a Closing has occurred. Following the final Closing of this Placement, this Agreement will automatically terminate. The date of termination of this Agreement is referred to herein from time to time as the “Termination Date.” If, within twelve (12) months after the Termination Date, the Company completes any financing of equity, equity-linked or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities other than any warrants issued in connection with this Agreement) with any of the investors contacted by the Placement Agent in connection with the Placement (other than Company Introduced Purchasers), the Company will pay to the Placement Agent upon the closing of such financing the compensation set forth in Section 1 upon closing of such financing.

(B)        Notwithstanding anything herein to the contrary, subject to the twelve (12) months limitation described in Section 5(A) above, the obligation to pay the compensation and expenses accruing prior to the Termination Date as described in Section 1, Section 4, this Section 5, Sections 9, 10 and 11 and all of Exhibit A attached hereto (the terms of which are incorporated by reference hereto), will survive any termination or expiration of this Agreement. The termination of this Agreement shall not affect the Company's obligation to pay fees to the extent provided for in Section 1 herein and shall not affect the Company's obligation to reimburse the expenses accruing prior to such Termination Date to the extent provided for herein. All such accrued fees and reimbursements due shall be paid to the Placement Agent on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the Closing of the Placement or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 1 hereof).

SECTION 6.            EF HUTTON INFORMATION. The Company agrees that any information or advice rendered by EF Hutton in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without EF Hutton’s prior written consent.

SECTION 7.            NO FIDUCIARY RELATIONSHIP; SECURITIES AND OTHER LAW COMPLIANCE.

(A)       This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that EF Hutton is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of EF Hutton hereunder, all of which are hereby expressly waived.

(B)        The Company, at its own expense, will use its best efforts to obtain any registration, qualification or approval required to sell any Securities under the laws (including U.S. state "blue sky" laws) of any applicable jurisdictions (including those of Canada or any instrumentality thereof).

SECTION 8.           RIGHT OF FIRST REFUSAL. Upon the Closing of the offering, for a period of six (6) months from such Closing, the Company grants EF Hutton the right of first refusal (the “Right of First Refusal”) to act as underwriter and book-runner and/or placement agent for any and all future public or private equity and debt (excluding commercial bank debt or other customary exceptions) offerings undertaken during such six (6) month period by the Company or any successor to the Company (each, a “Subject Transaction”), at EF Hutton’s sole and exclusive discretion, on terms and conditions customary to EF Hutton for such Subject Transactions.

SECTION 9.           CLOSING. The obligations of the Placement Agent hereunder, and the closing of the sale of the Securities pursuant to the Purchase Agreement are subject to the accuracy, when made and on each Closing Date, of the representations and warranties on the part of the Company and its subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged by the Placement Agent:

(A)       All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(B)        The Placement Agent shall have received as of each Closing Date the favorable opinions of legal counsel to the Company identified in the Purchase Agreement, dated as of such Closing Date, addressed to the Placement Agent in form and substance satisfactory to the Placement Agent.

(C)        (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in its reports publicly filed with the Securities and Exchange Commission, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Purchase Agreement and disclosure schedules thereto and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, otherwise as set forth in or contemplated by the Purchase Agreement and disclosure schedules thereto, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement and disclosure schedules thereto.

(D)        Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) trading in the Company’s securities generally on the applicable trading market shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Securities and Exchange Commission or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole and reasonable judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement.

(E)        No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect the business or operations of the Company.

(F)        The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

(G)        On or prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request, including a secretary certificate and officer certificate in form and substance reasonably acceptable to the Placement Agent.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 10.          GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11.          ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both EF Hutton and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof. The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representations and warranties, and applicable covenants set forth in any such purchase, subscription or other agreement with the Purchasers in the Placement.

SECTION 12.           NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13.          SECURITIES AND OTHER LAW COMPLIANCE. The Company, at its own expense, will use its best efforts to obtain any registration, qualification or approval required to sell any securities under the laws (including U.S. state “blue-sky” laws) of any applicable jurisdictions or any instrumentality thereof.

SECTION 14.           PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, from and after any Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to EF Hutton the enclosed copy of this Agreement.

Very truly yours,

EF HUTTON

By:
Name:
Title:

Address for notice:
17 Battery Pl Suite 625
New York, NY 10004
Attention: Email:

Accepted and Agreed to as of

the date first written above:

RENOVARE ENVIRONMENTAL, INC.

By:
	Name:	Brian C. Essman
	Title:	Chief Financial Officer

Address for notice:

80 Red Schoolhouse Road

Suite 101

Chestnut Ridge, NY 10977